Star Resorts Shareholder Update

Miami, Florida April 29, 2008 Star Resorts Development, Inc., (OTCBB: SRDP), is a publicly traded U.S company with headquarters in Miami, Florida. Star Resorts is focused on emerging growth property markets and aims to secure and develop a portfolio of real estate projects in association with proven high-end developers. We intend to take most projects to the point of operation, then sell or lease them.

We are currently involved in three projects in Argentina, South America, and seek to continue investing at the early stage of promising projects in what our management considers to be undervalued markets or “opportunity” locations with the goal of maximizing our equity stake and increasing our return on investment.

We are pleased to provide its shareholders the following outline of our current projects and a breakdown of our management team:

South America - Argentina

According to the Wall Street Journal, Argentina is home to a booming real estate market, and one of the fastest growing economies in the world with estimated annual economic growth at around 8%. Argentina is also one of the world’s largest wine producing nations. While considered on par with the quality of Aspen or Whistler, Argentina’s up-market ski resorts commonly cost 50-75% less in terms of both use of the resort and real estate purchases.

Project Overview

The Cerro Bayo Mountain Resort, Villa la Angostura, Patagonia, is an established and popular year round tourist destination within Nahuel Huapi National Park, which is Argentina’s largest national park at 1.9 million acres. We own 25% of this mountain resort project. This includes the existing ski resort and the surrounding land where the new developments will be built. Our vision includes upgrading the existing ski resort while enhancing the surrounding alpine village with 1,300 acres of real estate development. We plan to participate in multiple developments, including a private gated community and over 400,000 square meters dedicated to luxurious ski-in ski-out villas, condominiums, 3 hotels, as well as commercial, spa, retail and restaurant developments. An additional 121 acres were bought in December 2007 to enhance the beginner’s slopes and create new areas for luxury villas. Also pursuant to our Cerro Bayo Mountain Resort arrangement, a concession for up to two periods of 60 years of another approximately 500 public acres was approved by the Province of Neuquén in December 2007, part of which will be developed, exploited and returned to the Province, and the other part will become privately owned and developed for sale and exploitation by the resort. The Cerro Bayo project timeline runs until 2015 with pre-sales that are scheduled to start in 2008 for its hotel and commercial developments.

Mendoza Vineyard Land - We own approximately 47 acres of vineyard land within “Santa Maria de los Andes” (SMA) the largest (over 1,800 acres) and highest-end mixed use project currently being developed in Luján de Cuyo, Mendoza, next to Argentina’s most prestigious vineyard, Bodega Catena Zapata. The land has been planted with premium quality vines of Malbec and Shiraz wine grapes which we will manage, process and bottle with our own premium label by SMA’s central Winery. Managing the vineyard care and wine making and blending processes for us will be Alberto Antonini, who is considered by many to be among the top three oenologists in the world. In addition, as owner of this land, Star Resorts has the ability to build up to 4 luxury vacation homes for rental or sale, and benefit from the use of the common amenities within the development. The plans for these amenities include a Club House, Equestrian facilities and Polo fields, an Artist’s and Artisan’s Village and a luxury Boutique Resort and Spa managed by a world renowned luxury hotel brand.

Buenos Aires Commercial Development - Star Resorts has a 20% ownership of the “Docks 2 & 3” commercial project in the popular, upscale Buenos Aires district of Puerto Madero. The project plans include a floating luxury retail shopping center and entertainment venue with an outdoor promenade meandering through restaurants, bars, and a marina. We also plan to feature 3 docked ships, which will contain a Boutique Hotel branded and managed by a world renowned Hotel Operator, a high end night club & discotheque, and an upscale spa and fitness center.

To date we have invested over US $7 million dollars on these projects.

Executive Management Team

Star Resorts is led by its President and CEO, Alejandro Aparicio, its CFO and Treasurer, James J. Pierce, and its Directors, David Craven and Massimiliano Pozzoni. Together they represent a tight group of high-end real estate and financial management professionals.

Alejandro Aparicio has over 15 years experience in acquisitions, development, operations, and asset management of luxury Hotels, Condo-Hotels, Branded Residences and Food & Beverage enterprises throughout the Americas and the Caribbean. Alejandro’s executive positions at major Real Estate Development and Hotel companies have involved partnerships and negotiations with most world-class Hospitality groups including Starwood, Ritz Carlton, Mandarin Oriental, Hyatt and Radisson. He obtained both a B.S. in Business administration and an MBA from Boston University.

James J. Pierce has a broad financial background that includes more than 8 years of experience in equity trading, commodity trading, global marketing and finance. Apart from developing and maintaining a sole proprietorship global trading company, JPierce investments Inc, where he structured several joint venture agreements between global corporations, James has also worked for Biscayne Americas LLC, a Mutual Fund management company, and Worldco LLC, a hedge fund and equity trader based in NYC. He has both an undergraduate degree in Business and Economics, and a Masters in Economics, from the University of Kansas.

David Craven spent almost 10 years in the mining industry purchasing mining equipment for the National Coal Board at its Yorkshire headquarters in Doncaster. Later he spent several years working in retail, in the purchasing and accounting departments of several large retail food chains. In 1987, Mr. Craven joined Edwin Hargitt & Company, a financial services company based in Lausanne, Switzerland. As Chief Portfolio Manager, he was instrumental in expanding the business into London. In 1989, Mr. Craven was offered a position with EuroHelvetia TrustCo becoming a Director of the company in 2005 dealing with the development of startup companies primarily in the Oil & Gas industry and Property development.

Massimiliano Pozzoni’s background also comes from his experience in the oil and gas industry. Mr. Pozzoni started out as an Application Engineer for Schlumberger Oilfield Services. He continued to expand his knowledge while working at Lehman Brothers and soon his resume included serving as the CFO of True North Energy Corporation, and as Vice President and Director for Falcon Natural Gas Corp., both U.S. public companies engaged in oil and gas operations. Mr. Pozzoni graduated from the University of Kansas with a degree in Business Administration and obtained an MBA from the prestigious London School of Economics.

Project Partners
Fiducia Capital Group is a Buenos Aires-based developer that has developed and commercialized over 15 million square meters of large-scale residential and hospitality projects in South America, including: the Santa Maria de Lobos Polo Ranch, Golf, Spa & resort; the Santa Maria de los Andes Vineyard Estate in Mendoza; and the Moreno Hotel in Buenos Aires.

Proideas Business Development is a Buenos Aires-based business development company specializing in large-scale Argentine real estate projects. Recent developments include: the Dock 2 and Puerto Madero project in Buenos Aires; and the Nautic Lane in co-development with Fiducia Capital Group.

“Star Resorts has succeeded in acquiring new exciting, high-end projects,” said Star Resorts President and CEO, Alejandro Aparicio. “The experience and knowledge of our management team, integrated with the proven results of our local developers will prove essential in achieving rapid growth and providing shareholder value for our investors.”

Further Information
Shareholders and prospective investors are encouraged to visit Star Resorts Development website: www.star-resorts.net and download Star Resorts Executive Summary. Please feel free to call investor relations toll-free at 1-877-445-2244 to receive a full corporate investor's package.

On behalf of the Board

Alejandro Aparicio

Forward-Looking Statements
Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Words such as "expects", "intends", "plans", "may", "could", "should", "anticipates", "likely", "believes" and words of similar import also identify forward-looking statements. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, our belief that we can identify and successfully negotiate real estate projects in prime “opportunity” locations in emerging markets, that we will upgrade the existing ski resort at Cerro Bay Mountain Resort while enhancing the surrounding alpine village with 1,300 acres of real estate development; that we will participate in multiple developments, including a private gated community and over 400,000 square meters dedicated to luxurious ski-in ski-out villas, condominiums, 3 hotels, as well as commercial, spa, retail and restaurant developments; that 500 plus public acres was approved by the Province of Neuquén in December 2007, part of which will be developed exploited and returned to the Province, and the other part will become privately owned and developed for sale and exploitation by the resort; that the Cerro Bayo project timeline runs until 2015 with pre-sales that are scheduled to start in 2008 for its hotel and commercial developments; that we will manage, process and bottle wine from our vineyard at SMA with our own premium label by SMA’s central Winery; that Alberto Antonini will manage the vineyard care and wine making and blending processes for us; that the amenities at SMA will include a Club House, Equestrian facilities and Polo fields, an Artist’s and Artisan’s Village and a luxury Boutique Resort and Spa managed by a world renowned luxury hotel brand; that the Buenos Aires commercial development will include a floating luxury retail shopping center and entertainment venue with an outdoor promenade meandering through restaurants, bars, and a marina, 3 docked ships that will contain a Boutique Hotel branded and managed by a world renowned Hotel Operator, a high end night club & discotheque, and an upscale spa and fitness center; and, that the experience and knowledge of our management team, integrated with the proven results of our local developers will prove essential in achieving rapid growth and providing shareholder value for our investors.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. Readers should refer to additional information on risks, our current projects and other factors that may affect the business and financial results of the Company can be found in filings of the Company with the U.S. Securities and Exchange Commission.

Alejandro Aparicio
President, 1-877-445-2244
ir@star-resorts.net
www.star-resorts.net